Exhibit 99.1

Cinedigm Reports Fourth Quarter and Full Year Fiscal 2022 Financial Results

Consolidated Fourth Quarter Revenue of $16.9 Million Up 104% Over Prior Year Led by Record Streaming Revenue

Consolidated Full Year Revenue of $56.1 Million Up 78% Over Prior Year

Streaming Revenue Up 108% Over Prior Full Year

Ad-Supported Streaming Revenue Up 147% Over Prior Full Year

Full Year Net Income of $1.2 Million or $0.01 Per Share

LOS ANGELES, June 27, 2022- Cinedigm Corp. (“Cinedigm” or “the Company”) (NASDAQ: CIDM), a premier streaming technology and entertainment company super-serving enthusiast fan bases, today announced its audited financial results for the three and twelve-month periods ended March 31, 2022.

“We had tremendous success again this fourth fiscal quarter, growing our total revenues by 104% to $16.9 million. This was driven by record-high streaming revenues that included a 109% increase in ad-supported streaming revenues, which were also up an incredible 793% on a two-year basis,” said Chris McGurk, Chairman and CEO of Cinedigm. “Our full-year revenues of $56.1 million were up 78%, driven by a 108% increase in our streaming channel revenues, again led by ad-supported revenue growth of 147%, strongly outperforming the rest of the industry. On a two-year basis, full year streaming channel and ad-supported revenues rocketed up as well, higher by 290% and 514%, respectively. We achieved these impressive results because we aggressively entered the high growth ad-supported streaming business several years ago while many other companies continued to solely focus on the highly competitive and expensive general entertainment subscription business. Combined with the successful monetization of our legacy Cinema Digital Equipment business, this rapid revenue growth generated $7.1 million in Adjusted EBITDA for the full fiscal year. That helped eliminate all our debt, fund the bulk of the important Digital Media Rights (DMR) acquisition and generate positive net income for the full year.”

McGurk continued, “Clearly, our unique diversified streaming and content strategy is working and driving impressive results. And now, adding to this strong business momentum, we are leveraging our vastly increased scale, with a 30-channel streaming portfolio and 46,000 films and TV episodes in our library, by launching four new high-return growth initiatives that fully leverage our asset base, capabilities and industry-leading Matchpoint® technology. These initiatives are the rollout of Cineverse, which will provide consolidated access and cross promotion for all our streaming properties, the aggressive expansion of Cinedigm’s Podcast Network, already with a portfolio of 25 podcasts, the rapid launch of comprehensive in-house advertising capabilities, and the imminent rollout of Matchpoint 2.0, which will provide additional revenue opportunities via content aggregation and SaaS services. We expect all these initiatives will generate substantial new multi-million dollar annual revenue streams with minimal working capital and overhead requirements.”

Erick Opeka, Chief Strategy Officer and President, Cinedigm Networks stated, “The combination of DMR with Cinedigm’s fast-growing portfolio of streaming brands and 46,000 title library has created one of the largest overall audiences in streaming. Today, the Company entertains and delights more than 87 million viewers a month across all of our channels, generating more than 2.3 billion minutes viewed per quarter and growing. Clearly, our vision that enthusiast audiences at global scale can create massive, monetizable audiences is being proven by the rapid growth, engagement and revenue produced by our base of loyal fans.”

Opeka continued, “As we enter the long stretch of our fiscal year, we are excited to continue building on this momentum with new, branded channel launches like The Elvis Presley Channel, the launch of our new, scale streaming service called Cineverse, the rapid scaling of our podcast business, and the launch of our direct sales force to further monetize our portfolio. Cinedigm now has all of the pieces in place to become the next great streaming company – but with the added benefit of diverse, fast growing revenue streams and channels, unlike many of our competitors.”

Tony Huidor, Chief Technology & Product Officer of Cinedigm, stated, “Technology remains key to the foundation of our business as it drives our relentless goal to deliver high quality content/channel experiences at scale with industry-leading automation that drive tremendous cost efficiencies. We continue to expand our engineering expertise in India and utilize that competitive advantage to improve our Matchpoint 2.0 platform, as we work toward the launch of Cineverse and stay at the forefront of leading-edge industry innovation including AI and the anticipated metaverse.”

Key Fourth Quarter Financial Results (Quarter Ended March 31, 2022):

●	Consolidated revenue was $16.9 million, up 104% over the prior year quarter, driven by organic user growth, increasing market demand for Cinedigm’s extensive connected television ad inventory, the launch of new streaming channels, as well as legacy digital cinema equipment sales;

●	Ad-supported streaming channel revenue increased 109% over the prior year quarter;

●	Streaming revenue growth was also driven by continued expansion of distribution from more than 19 new distribution points. Additionally, the Company continued to optimize its advertising technology, which had a positive and material impact on render rate, fill rate, and CPMs;

●	With the completion of the DMR acquisition at the end of the fourth quarter, the Company has acquired a total of 15 new streaming channels and 15,000 new films and TV episodes through seven roll-up acquisitions during the previous 16 months;

●	The Company now has a portfolio of 30 streaming channels positioned in AVOD, SVOD and FAST with over 50 major advertising partners including 15 wholly owned and operated channels such as Fandor, Screambox and The Dove Channel, and several premium third-party branded channels such as The Bob Ross Channel and Real Madrid TV;

●	Adjusted EBITDA was a negative $0.4 million in the current year quarter, an improvement of $2.1 million versus negative Adjusted EBITDA of $2.5 million in the prior year period;

●	Net loss of $3.1 million, or $(0.02) per share, an improvement of $3.8 million or $0.03 per share, versus a net loss of $6.9 million, or $(0.05) per share, in the prior year quarter.

Key Full Year Financial Results (Twelve-Months Ended March 31, 2022):

●	Consolidated revenue was $56.1 million, up 78% over the prior year, driven by the launch of new streaming channels, roll-up acquisitions, organic growth in existing channels, an expansion of the Company’s distribution with new and existing Smart TV platforms and contracted Cinema Equipment Sales;

●	Streaming channel revenues increased 108% over the prior year;

●	Ad-supported streaming channel revenues increased 147% over the prior year;

●	Subscription streaming channel revenues increased 63% over the prior year;

●	Adjusted EBITDA was $7.1 million in the current year versus a negative $2.9 million in the prior year, representing an increase of $10.0 million;

●	Generated net income of $1.2 million, or $0.01 per share, versus a net loss of $63.2 million, or $(0.49) per share, in the same period of the prior year;

●	Strong balance sheet with $13.1 million in cash and no debt.

Key Business Highlights During the Quarter:

●	Total streaming minutes in the quarter rose to 2.3 billion, up 118% over the prior year quarter and 73% over the sequential quarter;

●	Cinedigm’s total ad-supported streaming audience, including web, mobile, social and connected TV increased substantially to approximately 87.1 million monthly viewers, up 236% over the prior year quarter;

●	Total subscribers to the Company's subscription video streaming services increased to approximately 970,000, representing an increase of 336% over the prior year quarter.

During the fiscal year, the Company:

Completed the DMR acquisition and other significant streaming/content asset roll-ups:

●	The Company completed the DMR acquisition at the end of the fiscal year, after restructuring the deal, lowering the price to $16.4 million, adding a three-year installment payment schedule and building in the potential for an all-cash deal;

●	The integration of DMR is ongoing and moving quickly. DMR was the seventh acquisition of the Company’s roll-up strategy, which included, among others, Fandor, Screambox, Bloody Disgusting, Foundation TV and brought in a total of 15 new streaming channels, 15,000 new films and TV episodes and complete ownership of our proprietary Matchpoint streaming technology;

●	The DMR transaction is the latest example of how key players in the media and technology space continue to be attracted by Cinedigm’s Matchpoint technology, distribution capabilities, content scale, and seek to be part of the Company’s rapid and evolving growth narrative.

Expanded its networks and deal pipeline:

●	Added 19 new distribution points for the streaming channel portfolio, including distribution expansions on Comcast Xfinity, Dish Network’s SlingTV, ViacomCBS’s PlutoTV, Amazon’s IMDBtv, Samsung TV Plus and LG Channels, among others.

Launched several new technology initiatives:

●	The Company launched two NFT initiatives, Fandor Selects and Bloody Disgusting Blood Packs as a means to access and evaluate this new emerging technology and business opportunity;

●	The Company announced a deal with Nreal, manufacturer of the recently released Nreal Light AR glasses. As part of the North American launch, Nreal included the CONtv, Real Madrid and Bloody Disgusting FAST channels as well as the CONtv content library on a video-on-demand basis providing the Company early access to a key platform in the pending metaverse.

Positioned the Company for long-term technology leadership:

●	Announced the launch of Matchpoint Debut®, a new automated service that gives filmmakers, distributors, and global content owners the ability to use our industry-leading digital distribution platform, Matchpoint to self-distribute their content;

●	Expanded the engineering and R&D resources within the Cinedigm India subsidiary to focus on emerging technologies such as NFTs, the metaverse, Artificial Intelligence and machine learning-based applications;

●	Continued development of Cinedigm’s next-generation Matchpoint Blueprint® v2.0, which will be used to power Cineverse and a portfolio of cross-platform Channel applications.

Further enhanced the management team:

●	Appointed key senior personnel in Finance, Accounting, Networks, Product Development, Business Development, Cinedigm India, Business Intelligence, and Podcast. Key executives were promoted into Technology & Product, Marketing, Acquisition, Corporate Systems and M&A and Corporate Development teams. Through acquisition, the Company welcomed a robust team of new executive talent in Engineering, Channel Management, Social Media, Acquisitions, and Business Development.

The Company’s acquisition efforts to build our library of premium content and drive the streaming business included these highlights:

●	The Company’s feature films in the library grew by 6,077 assets, up 131% over the prior year quarter;

●	Television episodes in the library grew by more than 8,269 assets, up 52% over the prior year quarter;

●	Acquired exclusive rights to two action thrillers directed by Derek Presley and starring Neal McDonough, Redstone (December 3, 2021) and Boon (April 1, 2022) in theatres and in home;

●	Acquired exclusive North American rights to 7 Days, a romantic comedy starring Karan Soni (Dead Pool), Geraldine Viswanathan (Blockers) and executive produced by Mark Duplass. Film won an Independent Spirit Award as Best New Feature;

●	Acquired Boston George, a docuseries on George Jung, one of the most notorious cocaine traffickers and the inspiration for the film Blow (starring Johnny Depp), to be released as a Fandor Exclusive;

●	Entered a license agreement with Warner Brothers for 2 seasons of Freddy’s Nightmares, which debuted on Screambox on February 15, 2022, resulting in subscriber lift;

●	Extended our long-term relationship with the NFL and released Super Bowl LVI Championship program to a broader audience digitally and in physical format.

The Company reiterates its long-term growth goals for the next 2-4 years:

●	Targeting at least 50% annual revenue growth in streaming;

●	Growing annual revenue to $150 million through both organic and acquired revenue;

●	Growing the content library to 75,000 titles.

The Company has already achieved its previously stated goals of obtaining 40 million monthly viewers and attaining engagement of one billion connected TV minutes. As a result of achieving these growth goals one year earlier than anticipated, the Company is currently in the process of resetting these targets.

Conference Call

Cinedigm’s management will host a conference call to discuss these results on Tuesday, June 28, 2022 at 12:00pm ET / 9:00am PT.

Investors may access a live webcast of the call on the Company’s website at https://investor.cinedigm.com/events-and-presentations or by dialing 1-844-200-6205 within North America or +1-929-526-1599 from international locations using access code 251386 to be connected to the call. Participants should dial in at least 10 minutes prior to the start of the call.

A replay of the webcast will be available by accessing the Company’s website at https://investor.cinedigm.com/events-and-presentations approximately one hour after the conference call concludes.

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About Cinedigm

For more than 20 years, Cinedigm (NASDAQ: CIDM) has led the digital transformation of the entertainment industry. Today, Cinedigm entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to the world’s largest media, retail and technology companies. As a leader in the rapidly evolving streaming ecosystem, Cinedigm continues its legacy as an innovator through its adoption of next-generation technologies, such as artificial intelligence and machine learning, through its proprietary, highly scalable Matchpoint® technology platform. For more information, visit www.cinedigm.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information:

Investor Relations Contact:

High Touch Investor Relations

Cinedigm@htir.net

CINEDIGM CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	March 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$13,062	$16,849
Accounts receivable, net of allowance of $2,921 and $5,288, respectively	30,843	21,093
Inventory	116	166
Unbilled revenue	2,349	1,377
Prepaid and other current assets	6,000	3,657
Total current assets	52,370	43,142
Restricted cash	-	1,000
Equity investment in A Metaverse Company, a related party, at fair value	7,028	6,443
Property and equipment, net	1,980	3,500
Operating lease right-of use assets, net	852	100
Intangible assets, net	20,034	9,860
Goodwill	20,196	8,701
Other long-term assets	1,598	2,700
Total assets	$104,058	$75,446
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$52,231	$46,627
Current portion of notes payable, including unamortized debt discount and debt issuance costs of $0 and $460, respectively	-	1,956
Current portion of notes payable, non-recourse including unamortized debt discount of $0 and $763, respectively	-	7,786
Current portion of deferred consideration on purchase of business	3,432	-
Current portion of earnout consideration on purchase of business	1,081	-
Operating lease liabilities	291	87
Current portion of deferred revenue	196	924
Total current liabilities	57,231	57,380
Note payable	-	2,152
Deferred consideration on purchase – net of current portion of busine	5,600	-
Earnout consideration on purchase – net of current portion of business	603	-
Operating lease liabilities, net of current portion	561	13
Other long-term liabilities	-	19
Total liabilities	63,995	59,564
Commitments and contingencies
Stockholders’ Equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at March 31, 2022 and 2021. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 275,000,000 and 200,000,000 shares authorized at March 31, 2022 and 2021, respectively, 176,629,435 and 167,542,404 shares issued and 175,313,584 and 166,228,568 shares outstanding at March 31, 2022 and 2021, respectively.	174	164
Additional paid-in capital	522,273	499,272
Treasury stock, at cost; 1,315,851 and 1,313,836 Class A common shares at March 31, 2022 and 2021, respectively.	(11,608)	(11,603)
Accumulated deficit	(472,869)	(474,080)
Accumulated other comprehensive loss	(163)	(68)
Total stockholders’ equity of Cinedigm Corp.	41,366	17,244
Deficit attributable to noncontrolling interest	(1,303)	(1,362)
Total equity	40,063	15,882
Total liabilities and equity	$104,058	$75,446

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenues	$16,852	$8,265
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	6,471	4,709
Selling, general and administrative	8,769	6,623
(Recovery) provision for doubtful accounts	(67)	1
Intangible Impairment	1,968
Depreciation and amortization of property and equipment	309	713
Amortization of intangible assets	594	737
Total operating expenses	18,044	12,783
Income (loss) from operations	(1,192)	(4,518)
Interest expense, net	(78)	(618)
Loss on extinguishment of notes payable	-	(646)
Changes in fair value of equity investment in A Metaverse Company, a related party	(868)	(1,141)
Intangible Impairment	-	-
Other expense, net	(69)	(13)
Loss from operations before income taxes	(2,207)	(6,936)
Income tax benefit (expense)	(676)	134
Net loss	(2,883)	(6,802)
Net income (loss) attributable to noncontrolling interest	(82)	25
Net loss attributable to controlling interests	(2,965)	(6,777)
Preferred stock dividends	(175)	(89)
Net loss attributable to common stockholders	$(3,140)	$(6,866)
Net loss per Class A common stock attributable to common stockholders - basic and diluted:
Net loss attributable to common stockholders	$(0.02)	$(0.05)
Weighted average number of Class A common stock outstanding: basic and diluted	174,937,779	136,866,072

CINEDIGM CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

	For the Fiscal Year Ended March 31,
	2022	2021
Revenues	$56,054	$31,419
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	20,894	16,103
(Recovery) Provision for doubtful accounts	(485)	(122)
Selling, general and administrative	29,707	21,992
Depreciation and amortization of property and equipment	1,734	4,404
Amortization of intangible assets	2,832	2,515
Intangible impairment	1,968	-
Total operating expenses	56,650	44,892
Income (loss) from operations	(596)	(13,473)
Interest income, net	1	37
Interest expense	(356)	(4,087)
Changes in fair value of equity investment in Metaverse, a related party	585	(43,518)
Income (loss) on extinguishment of note payable	2,178	(1,498)
Other expense, net	-	(681)
Net income (loss) from operations before income taxes	1,812	(63,220)
Income tax (expense) benefit	(100)	315
Net income (loss)	1,712	(62,905)
Net income (loss) attributable to noncontrolling interest	(59)	85
Net income (loss) attributable to controlling interests	1,653	(62,820)
Preferred stock dividends	(442)	(356)
Net income (loss) attributable to common stockholders	$1,211	$(63,176)

Net income (loss) per Class A common stock attributable to common stockholders - basic:	$0.01	$(0.49)
Weighted average number of Class A common stock outstanding: basic	170,774,259	127,787,379
Net income (loss) per Class A common stock attributable to common stockholders - diluted:	$0.01	$(0.49)
Weighted average number of Class A common stock outstanding: diluted	173,905,394	127,787,379

Adjusted EBITDA

We define Adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based compensation and expenses, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment, change in fair value on equity investment in A Metaverse Company and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including its stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net loss from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe that Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net loss from continuing operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to income from operations or net loss from continuing operations as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA for the quarter ended March 31, 2022:

	Three Months Ended March 31,
($ in thousands)	2022	2021
Net loss	(2,883)	(6,802)
Add Back:
Income tax (benefit) expense	676	(134)
Depreciation and amortization of property and equipment	309	713
Amortization of intangible assets	594	737
Loss on extinguishment of notes payable	-	646
Intangible Impairment	1,968	-
Interest expense, net	78	618
Changes in fair value on equity investment in A Metaverse Company	868	1,141
Non recurring variable considerations	(3,905)	-
Other expense, net	187	(64)
Recovery benefit of doubtful accounts	(67)	(122)
Stock-based compensation	1,881	720
Net loss attributable to noncontrolling interest	(82)	25
Adjusted EBITDA	$(376)	$(2,522)

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	(159)	(568)
Amortization of intangible assets	-	-
Other expense, net	3,905	32
Stock-based compensation	-	73
Provision for doubtful accounts	(15)	-
Income (loss) from operations	(5,632)	406
Adjusted EBITDA from Content & Entertainment business and corporate segment	$(2,277)	$(2,579)

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA for the fiscal year ended March 31, 2022:

	For the Fiscal Year Ended March 31,
($ in thousands)	2022	2021
Net income (loss)	$1,712	$(62,905)
Add Back:
Income tax (income) expense	100	(315)
Depreciation and amortization of property and equipment	1,734	4,404
Amortization of intangible assets	2,832	2,515
(Gain) Loss on extinguishment of note payable	(2,178)	1,498
Interest expense, net	355	4,050
Intangible impairment	1,968	-
Change in fair value on equity investment in Metaverse	(585)	43,518
Non-recurring revenue	(3,905)	-
Other expense, net	470	1,475
Recovery of doubtful accounts	(485)	(122)
Stock-based compensation and expenses	5,159	2,892
Net income (loss) attributable to noncontrolling interest	(59)	85
Adjusted EBITDA	$7,118	$(2,905)

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	(1,160)	$(3,916)
Amortization of intangible assets	-	(23)
Stock-based compensation and expenses	-	73
Non-recurring revenue	3,905	-
Other expense	(11)	-
Recovery of doubtful accounts	485	-
Income from operations	(14,347)	4,142
Adjusted negative EBITDA from non-cinema equipment business	$(4,010)	$(2,629)